Consent of  Naden/Lean, LLC



August 17, 1999

We consent to use of our report for Transforming Cosmetics dated
February 5, 1999 and for HealthandBeautyDirect.com, Inc. dated August 16, 1999 and to the reference to our firm under the Caption "Experts" in the Registration Statement (Form SB-2) and related
Prospectus of HealthandBeautyDirect.com, Inc.


S/ Naden/Lean, LLC
Certified Public Accountants